Exhibit 99.2

KNIGHT RIDDER

50 WEST SAN FERNANDO ST.

SAN JOSE, CA 95113

Knight Ridder Releases December Statistical Report

SAN JOSE, Jan. 26, 2005 – (KRI:NYSE) – Total advertising revenue was up 4.4% for December and up 3.1% for the year. For the month, retail was up 2.7%, national was up 5.1% and classified was up 7.5%. For the year, retail was up 1.2%, national was up 2.9% and classified was up 5.7%.

Total operating revenue was up 1.6% for the month and up 2.3% for the year.

Total ad revenue was up 10.7% in Miami, 4.2% in Charlotte, 4.0% in Contra Costa, 2.1% in Kansas City, 1.8% in San Jose, 1.6% in Fort Worth and 1.3% in Philadelphia.

Retail for the month was up 12.6% in Miami, 5.1% in Contra Costa, 4.7% in Charlotte, 2.0% in Philadelphia and 1.2% in Fort Worth. San Jose, Akron and Kansas City were soft.

National was up 15.6% in Fort Worth, 13.6% in Kansas City, 8.9% in San Jose and 4.2% in Miami. Akron, Charlotte, Philadelphia and Contra Costa were down.

Classified was up 16.5% in St. Paul, 12.6% in Akron, 12.3% in Miami, 9.0% in Philadelphia, 9.0% in Charlotte, 4.6% in San Jose, 4.2% in Contra Costa and 1.3% in Kansas City. Fort Worth was soft. Help wanted for the company was up 26.1%, with all markets except Duluth showing increases over the prior year. Top performances include San Jose, up 45.2%; Contra Costa, up 43.4%; St. Paul, up 42.2%; Akron, up 27.1%; Miami, up 23.6%; and Philadelphia, up 17.2%. Real estate was up 17.3%, while auto was down 8.7%.

Circulation revenue was down 4.1% for the month and 2.7% for the year. Other revenue was down 19.4%, caused primarily by a decrease in earnings from Detroit. For the year, other revenue was up 12.0%.

Knight Ridder (NYSE: KRI) is the nation’s second-largest newspaper publisher, with products in print and online. The company publishes 32 daily newspapers in 28 U.S. markets, with a readership of 9.0 million daily and 12.7 million Sunday. Knight Ridder also has investments in a variety of Internet and technology companies (including CareerBuilder) and two newsprint companies. The company’s Internet operation, Knight Ridder Digital, develops and manages the company’s online properties. It is the founder and operator of Real Cities (www.RealCities.com), the largest national network of city and regional Web sites in more than 100 U.S. markets. Knight Ridder and Knight Ridder Digital are headquartered in San Jose, Calif.

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For more information, call Vice President/Corporate Relations Polk Laffoon at 408-938-7838 (e-mail: plaffoon@knightridder.com), or Director/Corporate Communications Lee Ann Schlatter at 408-938-7839 (e-mail: lschlatter@knightridder.com), or visit Knight Ridder’s Web site at www.knightridder.com.

STATISTICAL REPORT

For the period of 11/29/04 - 12/26/04

	December			Year-to-Date
	2004	2003	Percent Change	2004	2003	Percent Change
REVENUE ($000) - See Notes 1 & 2

Advertising
Retail	108,480	105,600	2.7%	1,087,684	1,074,891	1.2%
National	35,117	33,425	5.1%	394,165	382,995	2.9%
Classified	55,946	52,038	7.5%	869,179	822,436	5.7%

Total	199,543	191,063	4.4%	2,351,028	2,280,322	3.1%
Circulation	40,956	42,690	-4.1%	543,933	559,234	-2.7%
Other Revenue	11,635	14,442	-19.4%	119,188	106,435	12.0%

Total Operating Revenue	252,134	248,195	1.6%	3,014,149	2,945,991	2.3%

AVERAGE CIRCULATION (000’s of copies including Detroit) - Notes 1 & 2
Morning	3,490	3,543	-1.5%	3,560	3,586	-0.7%
Evening	157	173	-9.7%	170	185	-8.3%
Daily	3,647	3,716	-1.9%	3,744	3,772	-0.7%
Sunday	5,048	5,109	-1.2%	5,097	5,142	-0.9%

ADVERTISING LINAGE (000’s of six-column inches) - Notes 1 & 2
Full-Run ROP
Retail	1,307.6	1,383.3	-5.5%	14,166.4	14,526.9	-2.5%
National	294.0	280.4	4.8%	3,373.8	3,255.0	3.7%
Classified	1,218.6	1,272.6	-4.2%	18,556.4	18,316.5	1.3%

Total	2,820.2	2,936.3	-4.0%	36,096.6	36,098.4	0.0%

Factored Part-Run ROP	186.9	186.3	0.3%	2,443.5	2,397.4	1.9%

TOTAL PREPRINTS INSERTED	811,252	773,620	4.9%	8,068,560	8,001,783	0.8%

Statistical Report

For the period of 11/29/04 - 12/26/04

	December			Year-to-Date
	2004	2003	Percent Change	2004	2003	Percent Change
FULL-RUN ROP ADVERTISING LINAGE DATA
By Markets (000’s of six-column inches) - Notes 1 & 2

Akron Beacon Journal	111.8	115.4	-3.1%	1,549.8	1,540.8	0.6%
Charlotte Observer	125.2	129.4	-3.2%	1,618.9	1,683.7	-3.8%
Columbia State	103.7	97.0	6.9%	1,204.4	1,222.5	-1.5%
Contra Costa (Note 3)	114.8	113.7	1.0%	1,412.3	1,367.7	3.3%
Fort Wayne News-Sentinel, Journal Gazette	102.7	98.8	3.9%	1,406.0	1,363.5	3.1%
Fort Worth Star Telegram	173.8	189.5	-8.3%	2,234.2	2,298.3	-2.8%
Kansas City Star	148.0	158.4	-6.6%	2,010.7	2,000.9	0.4%
Lexington Herald-Leader	103.1	100.7	2.4%	1,186.1	1,196.7	-0.9%
Miami Herald & el Nuevo Herald	163.7	176.0	-7.0%	2,028.8	2,067.6	-1.9%
Philadelphia Newspapers	188.7	195.7	-3.6%	2,389.0	2,312.3	3.3%
St. Paul Pioneer Press	102.0	106.3	-4.0%	1,250.7	1,300.0	-3.8%
San Jose Mercury News	185.8	189.7	-2.1%	2,401.0	2,429.5	-1.2%
Wichita Eagle	75.1	79.9	-6.0%	924.7	902.4	2.5%
All Other Dailies	1,121.8	1,185.8	-5.4%	14,480.0	14,412.5	0.5%

Total - Full-Run ROP	2,820.2	2,936.3	-4.0%	36,096.6	36,098.4	0.0%

Note 1 - The Detroit News and the Detroit Free Press operate under a joint operating agreement as Detroit Newspapers (DN). Revenue and linage are excluded for 2004 and 2003.

Note 2 - Measured by individual Knight Ridder newspapers. Where necessary, certain previously reported linage has been restated to be consistent with measurement guidelines currently in use.

Note 3 - Full-run ROP advertising linage represents the sum of full-run ROP linage for each of Contra Costa’s three newspapers.

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For further information, call Polk Laffoon IV at 408-938-7838